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                                   EXHIBIT 99

               [FIRST FEDERAL FINANCIAL SERVICES CORP LETTERHEAD]

                              N E W S  R E L E A S E
                              ----------------------

Gary G. Clark, Chairman & CEO                             FOR IMMEDIATE RELEASE
FirstFederal Financial Services Corp                      ---------------------
135 East Liberty Street                                   June 3, 1997
Wooster, OH  44691                                        ------------
Phone: (330) 264-8001

                      FirstFederal Financial Services Corp
                             Receives Approval From
                              Federal Reserve Bank

         Wooster, Ohio - - FirstFederal Financial Services Corp
(NASDAQ-FFSW,FFSWP) today announced that it has received approval from the Federal Reserve Bank of Cleveland to become a bank holding company.

         FirstFederal Chairman and Chief Executive Officer Gary G. Clark stated "We are very pleased by the approval along with the prior approval from the Office of the Comptroller of the Currency to convert First Federal Savings and Loan to a national bank charter. This is a major step in the Company's strategic plan to diversify its assets," said Clark. FirstFederal expects to begin operating as a bank holding company in July.

         FirstFederal Financial Services Corp is the holding company for two financial services companies: Mobile Consultants, Inc., a broker and servicer of manufactured housing finance contracts and First Federal Savings and Loan Association of Wooster with 20 banking offices in the north central Ohio counties of Wayne, Ashland, Medina, Richland and Knox.

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